Exhibit 10.25
FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT
AGREEMENT
     THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of March 14, 2011, between Delta Petroleum Corporation, a Delaware Corporation (“Borrower”) and Macquarie Bank Limited, as the Administrative Agent for the Lenders to the Credit Agreement (defined below) and as Issuing Lender for the Lenders. Capitalized terms used but not defined in this Amendment have the meaning given them in the Credit Agreement.
Background
     A. Borrower, Lenders and Administrative Agent have previously entered into that Third Amended and Restated Secured Credit Agreement dated December 29, 2010 (as amended, restated, modified or otherwise supplemented from time to time, the “Credit Agreement”), for the purpose of making available to Borrower a senior secured term loan for the purposes set forth in the Credit Agreement.
     B. Borrower, Lenders and Administrative Agent desire to modify certain terms and conditions of the Credit Agreement.
     C. Lenders and Administrative Agent are willing to amend the Credit Agreement pursuant to the terms and conditions of this Amendment.
Agreements
     In consideration of the mutual covenants of Borrower, Lenders and Administrative Agent set forth in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the parties, Borrower, Lenders and Administrative Agent agree as follows:
     1. Definitions. Appendix I referenced in Article I is amended by adding the following definition in alphabetical order:
     “First Amendment” means the First Amendment to the Third Amended and Restated Credit Agreement between Borrower, Lenders and Administrative Agent dated as of March 14, 2011.
     2. Amendments.
     (a) Section 2.3 of the Credit Agreement is deleted in its entirety and replaced with the following:
     Section 2.3 Availability and Purposes of Term Loan Advances.

     (a) Beginning on the Closing Date, and continuing through the applicable Commitment Termination Date, up to $25,000,000 is available under the Term Loan and shall be used by Borrower in accordance with Section 5.9 and as follows:
          (i) to repay amounts Advanced under the Revolving Loan;
          (ii) to pay costs incurred by Borrower in connection with the drilling and completion of Wells and other development activities on Borrower’s Oil and Gas Properties; and
          (ii) for any other purpose Approved by Administrative Agent.”
     (b) Beginning on the Closing Date, and subject to the Approval by Administrative Agent and Required Lenders of a new Development Plan, and any subsequent modifications of such Development Plan pursuant to Section 2.4(a), and continuing through the applicable Commitment Termination Date, amounts beyond the $25,000,000 set forth in Section 2.3(a) above made available under the Term Loan shall be used by Borrower in accordance with Section 5.9 and as follows:
          (i) to pay costs incurred by Borrower in connection with the drilling and completion of Wells and other development activities included on such Development Plan, in each instance pursuant to an AFE Approved by Administrative Agent; and
          (ii) for any other purpose Approved by Administrative Agent.
     (b) Section 2.4(b) of the Credit Agreement is deleted in its entirety and replaced with the following:
     (b) In support of each Development Plan, Borrower will prepare and submit to Administrative Agent for Approval an AFE (including all Supporting Documentation) at least fifteen days before Borrower incurs any costs that it intends to fund out of an Advance pursuant to Section 2.3(b). To the extent an AFE conforms to a Development Plan previously Approved by Administrative Agent and Required Lenders, however, Administrative Agent’s Approval of that AFE will not be unreasonably withheld or delayed.
     (c) Section 2.4(c) of the Credit Agreement is deleted in its entirety and replaced with the following:

     (c) Notwithstanding the foregoing Approval of a Development Plan:
     (i) Borrower must nevertheless satisfy the conditions described in this Article II and Article III below prior to the making of each Advance; and
     (ii) Administrative Agent will have no obligation to make an Advance pursuant to Section 2.3(b) to fund projects included on the Development Plan:
     (A) unless the requested Advance relates to an AFE Approved by Administrative Agent;
     (B) if the requested Advance (together with all amounts previously Advanced in respect of the applicable AFE) exceeds the cost set forth in the Development Plan for that project by more than 10%; or
     (C) if the requested Advance exceeds the remaining funds available and not yet Advanced under the Term Loan.
     (d) Section 2.8(a) of the Credit Agreement is deleted in its entirety and replaced with the following:
     (a) Repayment of Term Loan Generally. As long as no Event of Default exists, Borrower shall repay to Administrative Agent for the ratable benefit of Lenders the outstanding principal amount of each Loan Advance, together with any accrued interest thereon, on the Maturity Date or such earlier date pursuant to Section 7.2 or Section 7.3. If an Event of Default exists, on each Payment Date, to the extent any Advances under the Term Loan remain outstanding, Borrower will pay to Administrative Agent 100% of Net Operating Cash Flow to be applied as set forth in Section 2.8(c). On the Maturity Date, Borrower will pay to Administrative Agent all of the monetary Obligations outstanding on that date (other than Obligations that may continue past the Maturity Date under the terms of any Hedge Contracts) and perform or otherwise satisfy all other Obligations then outstanding.
     (e) Section 2.8(b) of the Credit Agreement is deleted in its entirety and replaced with the following:
     (b) Calculation of Net Operating Cash Flow. Administrative Agent will calculate Net Operating Cash Flow based on the Property Operating Statements prepared and delivered by Borrower. The first Property Operating Statement is due on the twenty-fifth (25th) day of the month following the month in which the first Advance of the Term Loan pursuant to Section 2.3(b) is made.
     (f) Section 2.12 of the Credit Agreement is deleted in its entirety and replaced with the following:
     Section 2.12. Borrower Sub-Account, Disbursements
     (a) Borrower Sub-Account. Following the date on which the first Advance under the Term Loan is made and continuing until all Advances under the Term Loan have been paid in full in cash, Borrower will direct and cause Operator, all purchasers of Hydrocarbons and all other customers and obligors of Borrower (including all payors of Royalty Interests, net profit interests, and production payment interests) to deposit directly into the Project Account all payments of any nature due and owing to Borrower. If an Event of Default exists and Borrower nonetheless receives any such funds, it will promptly (but, in any event, by the end of the following third Business Day) deposit all such funds in the Project Account. If an Event of Default does not exist, after receipt of funds into the Project Account pursuant to this Section 2.12(a), Administrative Agent will promptly (but, in any event, by the end of the third Business Day following the date of deposit of such funds into the Project Account) transfer all funds in the Project Account to a Deposit Account designated by Borrower and permitted by Section 6.23. This Section 2.12 will not prohibit Operator from making payments directly to Royalty Interest owners and other third party payees who are not Affiliates of Borrower. Administrative Agent will establish a sub account (the “Borrower Sub-Account”) on its internal books and records and credit to the Borrower Sub-Account all funds collected in the Project Account and attributable to Borrower’s Net Revenue Interest in the Oil and Gas Properties at the time the amount to be credited has been identified to Administrative Agent’s reasonable satisfaction. Borrower hereby irrevocably authorizes Administrative Agent to debit, whenever an Event of Default exists, the Borrower Sub-Account for (i) the payment of all Obligations when due, and (ii) for any and all outstanding accrued interest existing on the date of said debit, provided, however, any interest paid under this Section 2.12(a)(ii) in any month will also be deducted under Section 2.8 for purposes of calculating Net Operating Cash Flow for said month. Administrative Agent may, if an Event of Default exists, apply all funds credited to the Borrower Sub-Account against any Obligations then outstanding.

     (b) Amounts Owed to Third Parties; Taxes. If an Event of Default exists, amounts deposited into the Project Account and owing to (i) Working Interest and Royalty Interest owners that are not Affiliates of Borrower, or (ii) Governmental Authorities for taxes or payments measured by production will be released by Administrative Agent to Borrower upon receipt of a certificate from Borrower detailing the amounts and the party to be paid, provided that Administrative Agent will, at its option, have the right (but not the obligation) to make payments directly to the Persons identified on Borrower’s certificate. A Responsible Officer shall deliver the certificate contemplated by this Section 2.12(b) on behalf of Borrower.
     (c) Administrative Agent’s Right to Audit. Administrative Agent will have the right to undertake audit procedures during normal business hours and upon prior notice to periodically confirm that the payment described in Section 2.12(b) have been made by Borrower.
     (g) Section 5.6(d) of the Credit Agreement is deleted in its entirety and replaced with the following:
     (d) Property Operating Statement. Beginning on the twenty-fifth (25th) day of the month immediately following the first Advance pursuant to Section 2.3(b) and continuing thereafter, within twenty-five (25) days after the end of each calendar month (such month being the “Reported Month”), a POS including:
     (i) attachments prepared by Borrower detailing (A) Sales Volumes associated with cash payments received during the Reported Month, (B) all cash payments received during the Reported Month in respect of the Properties, and (C) Borrower’s aged accounts payable at the end of the Reported Month, and accompanied by a certification of a Responsible Officer, dated as of the date on which Administrative Agent receives the POS, and certifying that, to the knowledge of the Responsible Officer, no Event of Default exists under any of the Loan Documents; and
     (ii) a list of invoices paid or to be paid by Borrower to any Person (other than Administrative Agent) from the revenues described in the preceding Section 5.6(d)(i)(B) and such other information that Administrative Agent requests from time to time.
     (h) Section 5.6(f) of the Credit Agreement is deleted in its entirety and replaced with the following:

     (f) Updated Development Plan. As long as there are outstanding Term Loan Advances under the provisions of Section 2.3(b), contemporaneous with the delivery of each Reserve Report bearing an effective date as of January 1st of any year, Borrower will prepare and deliver to Administrative Agent a revised, proposed Development Plan covering at least the next twelve (12) months and setting forth all capital expenditure development projects proposed for that period, the anticipated timing of those projects, the net cost of each of those projects to Borrower and any other information that Administrative Agent may request. Each proposed modification to the Development Plan will be subject to the Approval of Administrative Agent, and Borrower acknowledges that Administrative Agent is not required to Approve any proposed modification to the Development Plan. Until Administrative Agent has Approved a revised Development Plan, the most recent Approved Development Plan (and all AFEs Approved in connection with that most recently Approved Development Plan) will remain in effect.
     (i) Appendix I to the Credit Agreement is amended as follows:
          (i) The definition of “Debt Service Reserve Account” is deleted in its entirety.
     (j) Schedule I to the Credit Agreement is deleted in its entirety and replaced with Schedule I attached to this Amendment as Exhibit A.
     3. Conditions to Effectiveness of this Amendment. This Amendment will become effective on the first day that Borrower and the other parties (other than Lender) have executed and delivered to Lender, in form and substance acceptable to Lender (i) this Amendment and (ii) any other document necessary or convenient in the opinion of Lender or its counsel to give effect to the modifications to the Credit Agreement contemplated by this Amendment.
     4. Reaffirmation of Representations and Warranties, Additional Representations and Warranties. Borrower, to induce Lenders to enter into this Amendment, hereby reaffirm, as of the date hereof (except to the extent the previous representations and warranties speak as to a certain date), its representations and warranties contained in the Credit Agreement and in all other documents executed pursuant thereto, and additionally represent and warrant as follows:
     (a) The execution and delivery of this Amendment and the performance by Borrower of its obligations under this Amendment are within the power of Borrower, have been duly authorized by all necessary company action, have received all necessary governmental approvals (if any shall be required), and do not and will not contravene or conflict with (i) any provision of law applicable to Borrower or any Guarantor, (ii) any of the respective certificates or articles of incorporation, bylaws, limited liability company agreements, or other similar governance documents of Borrower or any Guarantor, or (iii) any agreement binding upon Borrower or any Guarantor or any of their respective assets.

     (b) This Amendment represents the legal, valid and binding obligations of Borrower enforceable against it in accordance with its terms except as enforceability may be limited by applicable laws relating to bankruptcy, insolvency or reorganization or relief of debtors and by general equitable principles.
     5. Ratification of Liens and Security Interests. Borrower hereby acknowledges and ratifies the existence and priority of the Liens granted by Borrower in favor of Lender in and to the Collateral and represents, warrants and covenants that such liens and security interests are valid, existing and in full force and effect.
     6. Miscellaneous. The Credit Agreement, as amended hereby, supersedes all prior agreements (written or oral) between Borrower and Lenders with regard to the subject matters hereof. This Amendment is a Loan Document. Except as affected by this Amendment, the Loan Documents are unchanged and continue in full force and effect. However, in the event of any inconsistency between the terms of the Credit Agreement as amended by this Amendment and any other Loan Document, the terms of the Credit Agreement will control and the other document will be deemed to be amended to conform to the terms of the Credit Agreement. All references to the Credit Agreement will refer to the Credit Agreement as amended by this Amendment and any other amendments properly executed among the parties. Borrower and each of the Guarantors agree that all Loan Documents to which they are a party (whether as an original signatory or by assumption of the Obligations) remain in full force and effect and continue to evidence their legal, valid and binding obligations enforceable in accordance with their terms (as the same are affected by this Amendment or are amended in connection with this Amendment). Borrower releases Lenders from any liability for actions or failures to act in connection with the Loan Documents prior to the date of this Amendment. No course of dealing among Borrower and Lender or any other Person will be deemed to have altered or amended the Credit Agreement or affected either Borrower’s or Lender’s right to enforce the Credit Agreement as written. This Amendment will be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.
     7. Form. Each agreement, document, instrument or other writing to be furnished to Lender under any provision of this instrument must be in form and substance satisfactory to Lender and its counsel.
     8. Multiple Counterparts. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, and all of which constitute, collectively, one instrument; but, in making proof of this instrument, it shall not be necessary to produce or account for more than one such counterpart. It shall not be necessary for Borrower and Lenders to execute the same counterpart hereof so long as Borrower and Lenders each execute a counterpart hereof. For purposes of this Amendment, an electronic copy of any party’s signature to this Amendment shall be deemed an original signature.
     9. GOVERNING LAW. THIS AMENDMENT AND ALL TRANSACTIONS PROVIDED FOR IN THIS AMENDMENT WILL BE GOVERNED BY, INTERPRETED AND CONSTRUED UNDER AND ENFORCED PURSUANT TO THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PROVISIONS.

     10. FINAL AGREEMENT. THE LOAN DOCUMENTS, AS AMENDED BY OR IN CONNECTION WITH THIS AMENDMENT, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.
[The next pages are the Signature Pages]

     IN WITNESS WHEREOF, the parties have executed this Amendment on the date first set forth above.

BORROWER:

DELTA PETROLEUM CORPORATION,
a Delaware corporation

By:	/s/ Kevin K. Nanke
Name:	Kevin K. Nanke
Title:	CFO
Signature Page to First Amendment to Credit Agreement

     IN WITNESS WHEREOF, the parties have executed this Amendment on the date first set forth above.

LENDER and ADMINISTRATIVE AGENT:

Macquarie Bank Limited,
a Bank incorporated in accordance with
the laws of Australia

By:	/s/ Katie Choi

Name:	Katie Choi
Title:	Division Director
Macquarie Bank Limited

By:	/s/ Robert McRobbie

Name:	Robert McRobbie
Title:	Division Director
Legal Risk Management
Exhibits:
Exhibit A - Revised Schedule I
Signature Page to First Amendment to Credit Agreement